SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-11(c) or § 240.14a-12

DELTA AIR LINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

      Fidelity Management Trust Company, as Trustee (“Trustee”) of the Delta Family-Care Savings Plan (“Savings Plan”), hereby appoints Edward H. Budd, Gerald Grinstein and John F. Smith, Jr., and each of them, as proxies with full power of substitution, for and in the name of the Trustee, to vote 5,276,476 shares of Delta’s Series B ESOP Convertible Preferred Stock (“Preferred”) and 11,043,282 shares of Delta Common Stock (“Common”), held in the Savings Plan which the Trustee would be entitled to vote on all matters which may properly come before the 2005 Annual Meeting of Shareowners of Delta to be held at The Georgia International Convention Center, 200 Convention Center Concourse, College Park Georgia 30337, on Thursday, May 19, 2005 at 9:00 a.m., local time, or any adjournment of the meeting.

The proxies shall vote subject to the directions indicated below, which directions have been prepared in accordance with the applicable provisions of the Savings Plan.

1.	Election of Directors

      Votes for the election of the following named persons to serve as Directors of the Company until the next Annual Meeting of Shareowners and until their respective successors shall have been elected and qualified, and withholding authority to so vote, as follows:

VOTES WITHHOLDING
NOMINEES		VOTES FOR	AUTHORITY

Edward H. Budd	Preferred

Common

David R. Goode	Preferred

Common

Gerald Grinstein	Preferred

Common

Arthur E. Johnson	Preferred

Common

Karl J. Krapek	Preferred

Common

Paula Rosput Reynolds	Preferred

Common

John F. Smith, Jr.	Preferred

Common

Joan E. Spero	Preferred

Common

Kenneth B. Woodrow	Preferred

Common

2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2005.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

1

3.	Amendment to the Certificate of Incorporation

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

4.	Shareowner proposal regarding Sexual Orientation and Gender Identity Policies.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

5.	Shareowner proposal regarding Compensation or Benefit Increases for Executives.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

6.	Shareowner proposal regarding Delta’s Executive Compensation Structure.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

7.	Shareowner proposal regarding Compensation of Former Delta Executives.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

8.	Shareowner proposal regarding Cumulative Voting in the Election of Directors.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

9.	Shareowner proposal regarding Director Election Threshold.

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINING

Preferred

Common

Total Votes

Fidelity Management Trust Company, as Trustee for the Delta Family-Care Savings Plan

Date:	By:

Title:

2